UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 2, 2009
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02.	Results of Operations and Financial Condition.

On April 2, 2009, the Company announced its financial results for the fiscal quarter ended March 5, 2009.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In response to a severe downturn in the semiconductor memory industry and global economic conditions, the Company initiated restructure plans in 2009.  In the first quarter of 2009, IM Flash, a joint venture between the Company and Intel, terminated its agreement with the Company to obtain NAND Flash memory supply from the Company’s Boise facility, reducing the Company’s NAND Flash production by approximately 35,000 200mm wafers per month.  In addition, the Company and Intel agreed to suspend tooling and the ramp of NAND Flash production at IM Flash’s Singapore wafer fabrication facility.  On February 23, 2009, the Company announced that it will phase out all remaining 200mm wafer manufacturing operations at its Boise, Idaho, facility, reducing employment there by as many as 2,000 positions by the end of fiscal 2009.

                As a result of these actions, the Company recorded a net $66 million credit to restructure in the first quarter of fiscal 2009 and a restructure charge of $105 million in the second quarter of fiscal 2009, primarily attributable to the Company’s Memory segment.  The net credit in the first quarter of fiscal 2009 includes a $144 million gain in connection with the termination of the NAND Flash supply agreement, charges of $56 million to reduce the carrying value of certain 200mm wafer manufacturing equipment at its Boise, Idaho facility and charges of $22 million for severance and other termination benefits.  The charge in the second quarter of fiscal 2009 includes charges of $87 million to reduce the carrying value of certain 200mm wafer manufacturing equipment at its Boise, Idaho facility and charges of $17 million for severance and other termination benefits.  Excluding any gains or losses from sales of equipment, the Company expects to incur additional restructure costs through fiscal 2009 of approximately $27 million, comprised primarily of severance and other employee related costs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release issued on April 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 2, 2009	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 2, 2009

Exhibit	Description
99.1	Press Release issued on April 2, 2009